                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                        AMENDMENT NO.1 TO CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): April 7, 2000

                            CENTURY ALUMINUM COMPANY
             (Exact name of registrant as specified in its charter)

          DELAWARE                       0-27918              13-3070826
 (State or other jurisdiction    (Commission File Number)   (IRS Employer
        of Incorporation)                                  Identification No.)

  2511 GARDEN ROAD
  BUILDING A, SUITE 200
  MONTEREY, CALIFORNIA                                           93940
  (Address of principal executive offices)                     (Zip Code)

                                 (831) 642-9300
              (Registrant's telephone number, including area code)

ITEM 5.     OTHER EVENTS.

            On April 20, 2000, Century Aluminum Company (the"Company") filed a Current Report on Form 8-K (the "Century Aluminum Initial Report") describing the acquisition of certain assets and the assumption of certain liabilities of Xstrata Aluminum Corporation ("Xstrata"). This Current Report on Form 8-K/A amends the Century Aluminum Initial Report by including with this Form 8-K/A the financial statements and pro forma financial information prescribed by Item 7 of Form 8-K.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

          (a) Xstrata Aluminum Corporation - Financial Statements:

              Independent Auditor's Report - Ernst & Young, LLP

              Balance Sheet as of December 31, 1999

              Statement of Operations and Retained Earnings for the Year Ended
                       December 31, 1999

              Statement of Cash Flows for the Year Ended December 31, 1999

              Notes to Financial Statements

          (b) Pro Forma Financial Information:

              Pro Forma Condensed Combined Balance Sheet as of December 31, 1999

              Pro Forma Condensed Combined Statement of Operations for the Year
                       Ended December 31, 1999

          (c) Exhibits:

              99.1     Consent of Ernst & Young, LLP

                                   SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                  CENTURY ALUMINUM COMPANY

        Date:    June 21, 2000          By:         /s/ Gerald J. Kitchen
              ---------------------          -----------------------------------
                                                  Executive Vice-President,
                                                General Counsel and Secretary

                          Xstrata Aluminum Corporation

                              Financial Statements

                          Year ended December 31, 1999

                                    CONTENTS

Report of Independent Auditors.........................    1

Financial Statements:

Balance Sheet..........................................    2
Statement of Operations and Retained Earnings..........    4
Statement of Cash Flows ...............................    6
Notes to Financial Statements..........................    8

                         Report of Independent Auditors

The Board of Directors
Xstrata Aluminum Corporation

We have audited the accompanying balance sheet of Xstrata Aluminum Corporation (the "Company") as of December 31, 1999, and the related statements of operations and retained earnings, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, based on our audit, the financial statements referred to above present fairly, in all material respects, the financial position of Xstrata Aluminum Corporation at December 31, 1999, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States.


Ernst & Young LLP

New York, NY
February 18, 2000, except for Note 1,
for which the date is April 7, 2000

                          Xstrata Aluminum Corporation

                                  Balance Sheet

                                December 31, 1999
                        (In Thousands, Except Share Data)

ASSETS
Current assets:
   Cash                                                       $     1
   Accounts receivable                                          7,434
   Advances to equity investee                                  3,079
   Inventory                                                    4,765
   Deferred income taxes                                        1,656
                                                              -------
Total current assets                                           16,935

Investment in subsidiaries                                        756

Property, plant and equipment, at cost, net                    76,890

Goodwill, net of accumulated amortization of $508               2,262
                                                              -------
Total assets                                                  $96,843
                                                              =======

LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
   Accounts payable                                           $ 4,146
   Due to Glencore                                              4,700
   Due to Parent                                               63,277
   Accrued expenses and other liabilities                         330
                                                              -------
Total current liabilities                                      72,453

   Due to Glencore                                              3,120
                                                              -------
Total liabilities                                              75,573

Stockholder's equity:
   Common stock, $1 par value; 1,000 shares authorized,
      100 issued and outstanding                                    -
   Capital in excess of par value                              15,380
   Retained earnings                                            5,890
                                                              -------
Total stockholder's equity                                     21,270

                                                              -------
Total liabilities and stockholder's equity                    $96,843
                                                              =======



See accompanying notes

                          Xstrata Aluminum Corporation

                  Statement of Operations and Retained Earnings

                      For the year ended December 31, 1999
                                 (In Thousands)

Sales                                                          $    65,946
Cost of sales                                                       63,890
                                                              -----------------
Gross profit                                                         2,056
Depreciation and amortization                                        4,613
Selling, general and administrative expenses                           377
                                                              -----------------
Loss from operations                                                (2,934)

Other income (expense):
   Interest expense                                                 (5,266)
   Other, net                                                          914
                                                              -----------------
                                                                    (4,352)
                                                              -----------------
Loss before income taxes                                            (7,286)

Income tax benefit                                                   3,030
                                                              -----------------

Net loss                                                            (4,256)
Retained earnings at beginning of year                              10,146
                                                              -----------------
Retained earnings at end of year                               $     5,890
                                                              =================


See accompanying notes.

                          Xstrata Aluminum Corporation

                             Statement of Cash Flows

                      For the year ended December 31, 1999
                                 (In Thousands)

OPERATING ACTIVITIES
Net loss                                                             $   (4,256)
Adjustments to reconcile loss from operations to net cash
    used in operating activities:
      Depreciation and amortization                                       4,613
      Deferred income taxes                                              (3,030)
      Undistributed earnings in equity investee                             (11)
      Changes in operating net assets and liabilities:
            Accounts receivable                                            (586)
            Inventories                                                    (683)
            Other assets                                                     41
            Accounts payable                                              4,146
            Accrued expenses and other liabilities                         (780)
                                                                   -----------------
Net cash used in operating activities                                      (546)

INVESTING ACTIVITIES
Capital expenditures                                                     (1,917)
Advances to equity investee                                                (182)
                                                                   -----------------
Net cash used in investing activities                                    (2,099)
                                                                   -----------------

FINANCING ACTIVITIES
Change in due to parent                                                   4,220
Repayments of note payable                                               (1,578)
                                                                   -----------------
Net cash provided by financing activities                                 2,642
                                                                   -----------------
Net decrease in cash                                                         (3)
Cash, beginning of year                                                       4
                                                                   -----------------
Cash, end of year                                                    $        1
                                                                   =================


See accompanying notes.

                          Xstrata Aluminum Corporation

                          Notes to Financial Statements

                                December 31, 1999

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

Xstrata Aluminum Corporation (the "Company"), is a wholly-owned subsidiary of Xstrata AG, a Swiss based diversified natural resource group. Its principal asset is a 23% undivided interest in certain property, plant and equipment which comprise an aluminum reduction facility in Mt. Holly, South Carolina ("Mt. Holly") and a 23% interest in a general partnership which operates and maintains Mt. Holly (the "Mt. Holly Partnership").

The Mt. Holly facility is involved in the reduction of alumina into aluminum. Aluminum is produced at the Mt. Holly reduction facility in the form of T-ingots, extrusion billets, rolling slabs and foundry ingots. With the exception of T-ingots all other primary aluminum products are considered to be premium products and sell at a premium to the commodity priced T-ingot. Mt. Holly is managed by Alcoa and 23% of production capacity is attributable to the Company. Since acquiring its interest in Mt. Holly in 1996, the Company has been party to an owners' agreement with Alumax (which was acquired by Alcoa) and Berkeley Aluminum which provides for joint ownership of the fixed assets of the facility on a pro-rata basis, and establishes Mt. Holly Aluminum to operate and maintain Mt. Holly. Pursuant to such agreement, each owner furnishes its own alumina for conversion to aluminum and is responsible for its pro-rata share of operational and conversion costs.

In 1996, the Company entered into a 12 year off-take agreement with Glencore Ltd. ("Glencore"), covering the sale of all the Company's aluminum production at the prevailing price quoted on the London Metal Exchange (LME), plus a surcharge for premium products. A 12-year purchase agreement for all of the Company's alumina requirements was also entered into with Glencore, determining the price at a fixed percentage of the prevailing aluminum metal price, as quoted on LME.

At December 31, 1999, Glencore International AG, the parent of Glencore, had a 39.5% ownership interest in Xstrata AG.

On March 31, 2000, the Company sold its 23% undivided interest in Mt. Holly and the Mt. Holly partnership, the related accounts receivable, amounts due from the equity investee, inventory, accounts payable and certain accrued liabilities, to Berkeley Aluminum Corporation, a wholly-owned subsidiary of Century Aluminum Corporation, for approximately $95 million. In connection with the transaction, the Company repaid all amounts due to Glencore. (See Note 3).

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

INVENTORIES

Inventories are stated at the lower of cost or market. The Company uses the first-in, first-out (FIFO) method of determining cost for its inventories.

ACCOUNTS RECEIVABLE AND CONCENTRATIONS OF CREDIT RISK

All trade accounts receivable are from the Company's sole customer, Glencore. The Company performs periodic credit evaluations of its customer's financial condition and does not require collateral. Historically, there have been no credit losses.

LONG-LIVED ASSETS

The Company accounts for its long-lived assets under Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of, which requires impairment losses to be recognized for long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are not sufficient to recover the carrying value of the assets. The impairment loss is measured by comparing the fair value of the asset to its carrying amount.

DEPRECIATION AND AMORTIZATION

Buildings, machinery and equipment, represents the Company's proportionate share of the building, machinery and equipment in Mt. Holly. These assets are depreciated using the straight-line balance method over the estimated useful lives of the individual assets, ranging from 5 to 20 years.

Goodwill is amortized on a straight-line basis over twenty years.

REVENUE RECOGNITION

Revenue is recognized upon delivery of product to the customer. Provisions are made for warranty and return costs at the time of sale. Such provisions have not been material.

INCOME TAXES

The Company uses the asset and liability method of accounting for income taxes. Under this approach, differences between the financial statement and tax bases of assets and liabilities are determined annually, and deferred income tax assets and liabilities are recorded for those differences that have future tax consequences. Valuation allowances are established, if necessary, to reduce the deferred tax assets to an amount that will more likely than not be realized in future periods. Income tax expense is composed of the current tax payable or refundable for the period plus or minus the change in net deferred tax assets and liabilities.

2. TRANSACTIONS WITH PARENT

Amounts payable to the parent are generally due upon demand and accordingly are classified as short term in the Company's balance sheet. The Company obtains financing primarily through U.S. dollar denominated borrowings from its parent, substantially all of which is interest bearing. The Company primarily utilized short term loans from its parent with terms up to six months and interest rates approximating LIBOR plus 2%.

3. DUE TO GLENCORE

In connection with the off-take agreement for aluminum, in December 1996, Glencore and the Company entered into an agreement whereby Glencore made a $25 million prepayment to offset future billings by the Company for aluminum sold to Glencore. The prepayment agreement provided for the Company to repay Glencore $94 per ton of aluminum sold to Glencore plus a portion of the excess cash flow of the Company. The prepayment bears interest at 150 basis points above LIBOR and is unsecured and is for term of five years.

4. PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment at December 31, 1999 consists of the following (in thousands):

       Land                                                                  $         5,278
       Buildings                                                                       6,799
       Machinery and equipment                                                        80,918
       Furniture, fixtures and other                                                     873
                                                                            ------------------
                                                                                      93,868
       Accumulated depreciation and amortization                                     (16,978)
                                                                            ------------------
       Property, plant and equipment, net                                    $        76,890
                                                                            ==================

5. INCOME TAXES

The income tax benefit for the year ending December 31, 1999 is as follows (in thousands):

    Current:
       Federal                               $         -
       State                                           -
                                          -----------------
    Total current tax provision                        -

    Deferred:
       Federal                                    (3,030)
       State                                           -
                                          -----------------
    Total deferred tax benefit                    (3,030)
                                          -----------------
    Total tax benefit                        $    (3,030)
                                          =================

The difference between the effective rate reflected in the income tax benefit for income taxes and the amount determined by applying the statutory U.S. rate of 35% to the loss before income taxes for 1999 is analyzed below (in thousands):

    Benefit at statutory rate            $       (2,550)
    State income tax benefit                       (364)
    Other                                          (116)
                                        ------------------
    Total tax benefit                    $       (3,030)
                                        ==================

The Company reported deferred tax assets and liabilities at December 31, 1999 as follows (in thousands):

    Gross deferred tax liabilities                  $        (14,346)
    Gross deferred tax assets                       $         16,002
                                                  -------------------------
    Net deferred tax assets                         $          1,656
                                                  =========================

The tax effect of temporary differences that give rise to significant portions of the Company's net deferred tax assets are comprised of interest, net operating loss carryforwards and AMT credit carryforwards, offset by tax depreciation and amortization in excess of book.

The realization of the net deferred tax assets is dependent on the Company generating future taxable income. Based on financial projections prepared by management, the Company believes that it is likely to generate sufficient future taxable income to fully utilize the net deferred tax assets.

The Company files its own federal and state income tax returns. The Company paid no income taxes in 1999. State franchise taxes of approximately $15,000 were paid in 1999.

The Company has been informed that there is currently an audit being conducted by the U.S. Internal Revenue Service on the Mt. Holly partnership for the year 1995. No final tax assessment has yet been made by the IRS, however, any assessment that is made by the IRS, could have an impact on the Company's tax returns for the years 1996 through 1999. The impact, if any, on the Company's financial position or results of operations is currently not known.

5. MANAGEMENT SERVICES AGREEMENT

In January 1996, the Company entered into management services agreement with Glencore, for Glencore to provide accounting, tax, and administrative services and for the management of Mt. Holly for the Company. The management fee is $150,000 per annum. The agreement was for three years, however, automatically extends at one-year intervals unless notice of termination is given by either party.

SELECTED UNAUDITED PRO FORMA COMBINED FINANCIAL DATA

The selected unaudited pro forma combined financial information presented below has been derived from the audited historical financial statements of the Company and Xstrata. The statements reflect management's present estimate of pro forma adjustments, including a preliminary estimate of the purchase price allocations, which ultimately may be different. The acquisition is being accounted for using the purchase method of accounting. Accordingly, assets acquired and liabilities assumed are recorded at their estimated fair values.

The unaudited pro forma combined statements of operations for the year ended December 31, 1999 gives effect to the acquisition as if it had been consummated at the beginning of the period. The unaudited pro forma condensed combined balance sheet as of December 31, 1999 gives effect to the acquisition as if it had been consummated on that date.

The unaudited pro forma condensed combined financial statements may not be indicative of the results that actually would have occurred if the transaction described above had been completed and in effect for the periods indicated or the results that may be obtained in the future. The unaudited pro forma condensed combined financial data presented below should be read in conjunction with the audited historical financial statements and related notes thereto of the Company and Xstrata.

Century Aluminum Company
Unaudited Pro Forma Condensed Consolidated Balance Sheet
December 31, 1999
(numbers in thousands)

                                                         Century            Xstrata            Pro Forma           Pro Forma
                                                        Historical         Historical         Adjustments          Combined
                                                        ----------         ----------         -----------          ---------
ASSETS
CURRENT ASSETS:
Cash                                                     $ 85,008          $      1            $ (95,000) (b)      $       1
                                                                                                   9,992  (b)
Restricted cash equivalents                                 5,821               -                    -                 5,821
Accounts receivable, trade - net                           38,499             7,434                  -                45,933
Due from affiliates                                        15,991             3,079               (3,079) (a)         15,991
Inventories                                                44,936             4,765                  -    (b)         49,701
Prepaid and other assets                                    6,379             1,656               (1,656) (a)          6,379
                                                        ----------         ---------           ----------          ---------
Total current assets                                      196,634            16,935              (89,743)            123,826
Property, plant and equipment, net                        105,158            76,890                6,380  (b)        188,428
Other assets                                                9,010             3,018               (3,018) (a)
                                                                                                   4,006  (b)         13,016
                                                        ----------         ---------           ----------          ---------
TOTAL                                                   $ 310,802          $ 96,843            $ (82,375)          $ 325,270
                                                        ==========         =========           ==========          =========

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable, trade                                  $ 29,134          $  4,146            $     -             $  33,280
Due to affiliates                                          10,737            67,977              (67,977) (a)         10,737
Accrued and other current liabilities                      27,770               330                  -                28,100
Accrued employee benefit costs - current portion            4,602               -                    -                 4,602
                                                        ----------         ---------           ----------          ---------
Total current liabilities                                  72,243            72,453              (67,977)             76,719

Revolving term loan                                           -                 -                  9,992  (b)          9,992
Accrued pension benefits costs -
   less current portion                                     3,589               -                    -                 3,589
Accrued postretirements benefits -
   less current portion                                    39,391               -                    -                39,391
Other liabilities                                          15,851             3,120               (3,120) (a)         15,851
                                                        ----------         ---------           ----------          ---------
Total noncurrent liabilities                               58,831             3,120                6,872              68,823

SHAREHOLDERS' EQUITY:
Common Stock                                                  202               -                    -                   202
Additional paid-in capital                                164,409            15,380              (15,380) (a)        164,409
Retained earnings                                          15,117             5,890               (5,890) (a)         15,117
                                                        ----------         ---------           ----------          ---------
Total shareholders' equity                                179,728            21,270              (21,270)            179,728
                                                        ----------         ---------           ----------          ---------
TOTAL                                                   $ 310,802          $ 96,843            $ (82,375)          $ 325,270
                                                        ==========         =========           ==========          =========

Century Aluminum Company
Unaudited Pro Forma Condensed Consolidated Statement of Operations Year Ended December 31, 1999
(numbers in thousands)

                                                          Century        Xstrata           Pro Forma         Pro Forma
                                                         Historical     Historical        Adjustments        Combined
                                                         ----------     ----------        -----------        ---------
Net sales                                                 $566,276        $65,946           $   -             $632,222

Cost of goods sold                                                                              739    (f)
                                                           572,921         68,503               370    (e)     642,533
                                                          --------        -------           -------           --------

Gross profit                                                (6,645)        (2,557)           (1,109)           (10,311)

Selling, general and administrative expenses                18,884            377               -               19,261
                                                          --------        -------           -------           --------

Operating income (loss)                                    (25,529)        (2,934)           (1,109)           (29,572)

Gain on sale of fabricating business                        41,130            -                 -               41,130
Interest income (expense) - net                             (3,535)        (5,266)            5,266    (a)     (10,613)
                                                                                             (5,253)   (c)
                                                                                             (1,825)   (d)

Net gain (loss) on forward contracts                        (5,368)           -                 -               (5,368)
Other income (expense)                                        (789)           914               -                  125
                                                          --------        -------           -------           --------

Income (loss) before income taxes and
  extraordinary item                                         5,909         (7,286)           (2,921)            (4,298)
Income tax (expense) benefit                                  (628)         3,030             1,053              3,455
                                                          --------        -------           -------           --------
Net income (loss) before extraordinary item               $  5,281        $(4,256)          $(1,868)          $   (843)
                                                          ========        =======           =======           ========


Basic average common shares outstanding                     20,202         20,202            20,202             20,202
Diluted average common shares outstanding                   20,357         20,357            20,357             20,357

Net income (loss) per share before extraordinary items
Basic                                                     $   0.26        $ (0.21)          $ (0.09)          $  (0.04)
Diluted                                                   $   0.26        $ (0.21)          $ (0.09)          $  (0.04)


The accompanying notes are an integral part of these financial statements.

                            CENTURY ALUMINUM COMPANY
                Notes to Pro Forma Condensed Financial Statements
                      For the Year Ended December 31, 1999
                              Numbers in Thousands

1.     Basis of Presentation

       On April 7, 2000, the Company, through its wholly-owned indirect subsidiary Berkeley Aluminum, Inc. ("Berkeley"), increased its 26.67% undivided interest in certain property, plant and equipment which comprise an aluminum reduction facility in Mt. Holly, South Carolina ("Mt. Holly") to 49.67% by purchasing a 23% undivided interest from Xstrata. Xstrata is a wholly-owned subsidiary of Xstrata AG, a publicly traded Swiss company ("Xstrata AG"). Glencore International AG ("Glencore") is a major shareholder of Xstrata AG and is also a major shareholder of the Company. As part of the purchase, Berkeley also acquired Xstrata's 23% interest in the general partnership which operates and maintains Mt. Holly. The allocation of the cash purchase price of $95,000 is as follows:

            Inventory                       $       4,765
            Accounts receivable                     7,434
            Fixed assets                           83,271
            Investment in partnership               4,006
            Accounts payable                       (4,146)
            Accrued liabilities                      (330)
                                           --------------

            Total purchase price            $      95,000
                                           ==============

2.     Pro Forma Adjustments

              a. To eliminate the Xstrata assets, liabilities and equity not acquired or assumed in connection with the Company's acquisition of the 23% interest in Mt. Holly.

              b. To reflect the purchase price as if the acquisition had occurred on December 31, 1999.

              c. To reflect interest expense on estimated additional borrowings from January 1 through December 31 assuming the acquisition had occurred on January 1, 1999.

              d. To reflect reduced interest income from October 1 through December 31 assuming the acquisition had occurred on January 1, 1999 and the Company used the proceeds from the sale of its fabrication business on September 21, 1999 to retire the additional debt incurred to fund the $95,000 purchase price.

              e. To reflect the effects of recording the Xstrata inventory purchase using the last-in, first-out (LIFO) costing method for the year ended December 31, 1999.

              f. To reflect the increase in depreciation expense as a result of the increase of the Xstrata fixed assets to their fair market value as if the acquisition had occurred on January 1, 1999.

              g.     To reflect income tax effect of pro forma adjustments.

3.     Commitments

       Subsequent to the purchase, the Company entered into a ten year agreement with Glencore to sell approximately 110,000 pounds of primary aluminum products per year. The first two years are at variable prices using a formula whose base is the quoted market price for primary aluminum on the London Metal Exchange ("LME"). The remaining eight years of the contract are at a fixed price as defined in the agreement. In addition, the Company assumed a supply agreement with Glencore for the Company's alumina raw material requirements. The unit cost is based on a fixed percentage of the market price of primary aluminum as quoted on the LME. The alumina supply agreement expires in 2008.